United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Act of 1934

April 28, 2016

Date of Report (date of earliest event reported)

Deltic Timber Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-12147	71-0795870
(State or other jurisdiction of incorporation)	(Commission File Number)	I.R.S. Employer Identification No.)

210 East Elm Street, El Dorado, Arkansas	71730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (870) 881-9400

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

Deltic Timber Corporation (“Deltic” or the “Company”) held its annual meeting of shareholders on April 28, 2016. Matters voted upon were: (1) election of Class II Directors; (2) ratification of the Company’s appointment of KPMG LLP as the Company’s independent auditors for 2016; and (3) advisory approval of the Company’s executive compensation regarding the Company’s named executive officers.

The final results of voting for each of the matters submitted to the shareholders are as follows:

(1)	Election of Class II Directors for a three year term:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Randolph C. Coley	10,701,488	206,458	670,347
R. Hunter Pierson, Jr.	10,676,750	231,196	670,347
J. Thurston Roach	10,660,227	247,704	670,347
Lenore M. Sullivan	10,863,725	44,221	670,347

(2)	Ratification of the appointment of KPMG LLP as the independent auditors:

Votes For	11,531,582
Votes Against	45,921
Votes Abstained	790

(3)	Advisory approval of the Company’s executive compensation regarding the Company’s named executive officers.

Votes For	10,816,716
Votes Against	65,331
Votes Abstained	25,899
Broker Non-Votes	670,347

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deltic Timber Corporation

By:	/s/ Jim F. Andrews, Jr.
Jim F. Andrews, Jr., Secretary

Date: April 28, 2016